 EX‑35.2

(logo)  LNR
Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1. A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By: /s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2016

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I

JPMBB 2014-C22
JPMBB Commercial Mortgage Securities Trust 2014-C22, Commercial Mortgage Pass-Through Certificates,
Series 2014-C22

Dominion Bond Rating Service Limited
333 West Wacker Drive, Suite 1800
Attn: Commercial Mortgage Surveillance
Chicago IL 60606
General Contact

Fitch Ratings Inc.
33 Whitehall Street
Attention: Commercial Mortgaged Surveillance
New York NY 10004
General Contact

J.P. Morgan Chase Commercial Mortgage Securities Corp.
83 Madison Avenue, 32nd Floor
New York NY 10179
Bianca A. Russo

J.P. Morgan Chase Commercial Mortgage Securities Corp.,
383 Madison Avenue, 31st Floor
New York NY 10179
Kunal K. Singh

Moody's Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
Attn: Commercial Mortgage Surveillace Group
New York NY 10007
General Contact

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia MD 21045
Group Notices

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia MD 21045
Josh S. Grimard

Wilmington Trust, National Association
1100 North Market Street
Wilmington DE 19890
E Soriano